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                                                                      Exhibit 3

[M&T BANK LOGO]

                              PLEDGE OF SECURITIES
                                  PENNSYLVANIA

PLEDGOR:  M. THOMAS GRUMBACHER

An [X] individual [ ] corporation [ ] partnership [ ] _______________________ organized and registered under the laws of the State of ______________________ Organizational Identification Number (if any): _________________ (Note: this number is not the same as the Taxpayer Identification Number.)

Principal residence: c/o Bon Ton Stores, Inc., 2801 East Market Street, York, Pennsylvania 17405.

BORROWER (IF NOT SAME AS PLEDGOR):______________________________________________

A(n) [ ] individual(s) [ ] corporation [ ] partnership [ ] _____________________ organized under the laws of the State of _______________________ Chief executive office/principal residence: ____________________________________________________

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY (the "Bank"), a New York banking corporation with offices at One M&T Plaza, Buffalo, New York 14240.

THIS SECURITY AGREEMENT is granted to the Bank by Pledgor in consideration of and as further security for payment of the Obligations, and for other valuable consideration, the receipt and sufficiency of which is acknowledged. Pledgor, intending to be legally bound, agrees with the Bank as follows:

1. DEFINITIONS. All terms unless otherwise defined in this Agreement shall have the meanings assigned in the Uniform Commercial Code as the same may be in effect in the Commonwealth of Pennsylvania, as amended from time to time ("UCC").

         a. "BROKERAGE ACCOUNT" means any securities account or commodity account included in the Collateral at any time together with all credit balances and money credited to the account, all investment property carried in the account, and, except as otherwise agreed by the Bank in writing, all other securities accounts and commodity accounts maintained by Pledgor with the same Institution.

         b. "COLLATERAL" means collectively, whether now owned or hereafter acquired or existing and wherever located all Pledgor's investment property described on Schedule A, which Pledgor has delivered to the Bank or agrees to deliver (or cause to be delivered or appropriate book-entries made) or otherwise identified on any Institution's books and records as being subject to the Bank's security interest, whether or not described in any schedule delivered to the Bank, together with all Brokerage Accounts and all Income and Proceeds. In addition, the word "Collateral" includes all property of Pledgor (however owned) in the possession of, or subject to the control of, the Bank (or in the possession of, or subject to the control of, a third party subject to the control of the Bank including any Institution), whether now owned or hereafter existing and whether tangible or intangible in character.

         c. "CONTROL AGREEMENT" means an agreement, in form and substance acceptable to the Bank in its sole discretion, among Pledgor, the Bank and an Institution for the purpose of perfecting the security interest granted to the Bank by Pledgor herein.

         d. Any of the following events or conditions shall constitute an "EVENT OF DEFAULT": (i) failure by Pledgor to make any payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, or any part thereof, or there occurs any event or condition which after notice, lapse of time or both will permit such acceleration; (ii) Pledgor defaults in the performance of any covenant or other provision with respect to this Agreement, the Control Agreement, the Obligations or any other agreement between Pledgor and the Bank or any of its affiliates or subsidiaries (collectively, "Affiliates"); (iii) Pledgor fails to pay when due (whether at the stated maturity, by acceleration or otherwise) any indebtedness for borrowed money owing to any third party, the occurrence of any event which could result in acceleration of payment of any such indebtedness or the failure to perform any agreement with any third party; (iv) the death or judicial declaration of incompetency of Pledgor, if an individual; (v) failure to pay, withhold or collect any tax as required by law; the service or filing against Pledgor or any of its assets of any lien (other than a lien permitted in writing by the Bank), judgment, garnishment, order or award; (vi) if Pledgor becomes insolvent or is generally not paying its debts as such debts become due; (vii) the making of any general assignment by Pledgor for the benefit of creditors; the appointment of a receiver or similar trustee for Pledgor or its assets; or the making of any, or sending notice of any intended, bulk sale; (ix) Pledgor commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Pledgor; (ix) any representation or warranty made in this Agreement, any related document, any agreement between Pledgor and the Bank or any Affiliate or in any financial statement of Pledgor proves to have been misleading in any material respect when made; Pledgor omits to state a material fact necessary to make the statements made in this Agreement, any related document, any agreement between Pledgor and the Bank or any Affiliate or any financial statement of Pledgor not misleading in light of the circumstances in which they were made; or, if upon the date of execution of this Agreement, there shall have been any materially adverse change in any of the facts disclosed in any financial statement, representation or warranty that was not disclosed in writing to the Bank at or prior to the time of execution hereof; (x) the occurrence of any event described in paragraph 1(d)(i) through and including 1(d)(ix) hereof with respect to Borrower (if Pledgor and Borrower are not the same) or to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the Obligations; (xii) the occurrence of any event described in paragraph 1(d)(ii),
(iv), (vi), (vii), (viii), (ix) or (xi) with respect to any Institution if the Collateral is, or is in, a Brokerage Account or otherwise held by an Institution; (xii) the Bank in good faith deems itself insecure with respect to payment or performance of the Obligations; or (xv) any Control Agreement is terminated without the consent of the Bank.

         e. "INCOME AND PROCEEDS" mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, whether direct or indirect, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, distributions, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral (whether voluntary or involuntary, by agreement or by operation of law), proceeds of any sale, transfer, surrender, redemption, exchange or other disposition of the Collateral (whether merger, dissolution or liquidation of the issuer of the Collateral) and all other property Pledgor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, investment property, and general intangibles.

                               (C) Manufacturers and Traders Trust Company, 2001

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         f.       "INSTITUTION" means any (i) securities intermediary (ii)
broker; (iii) issuer; or (iv) any other entity holding or who has issued any of the Collateral to or on behalf of Pledgor, including, without limitation, any fiduciary.

         g. "OBLIGATIONS" means collectively, any and all indebtedness and other liabilities or obligations of Pledgor (or if Pledgor is a partnership, any general partner of Pledgor) to the Bank of every kind and character and all extensions, refinancings, renewals, modifications and replacements thereof, including, without limitation, all unpaid accrued interest thereon and all of the costs and expenses payable as hereinafter provided: (i) whether now existing or hereafter incurred; (ii) whether direct, indirect, primary, absolute, secondary, contractual, tortious, liquidated, unliquidated, contingent, secured, unsecured, matured or unmatured, by guarantee or otherwise; (iii) whether such indebtedness or obligations are from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred; (iv) whether such indebtedness was originally contracted with the Bank or with another or others;
(v) whether or not such indebtedness or obligations are evidenced by a negotiable or non-negotiable instrument or any other writing; (vi) whether such indebtedness is contracted by Pledgor alone or jointly or severally with another or others; and (vii) all indebtedness incurred prior to, during or after any filing by or against Pledgor of any petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under bankruptcy, insolvency, or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction, notwithstanding Pledgor's legal status as a debtor or a debtor-in-possession or Pledgor's discharge in any such proceeding. Obligations also include, without limitation, all payments recovered from the Bank such as sums claimed as impermissible set-offs, diversion of trust funds or as a preference or fraudulent transfer. Such recovered sums shall be reinstated as Obligations of Pledgor as of the date they arose, but for purposes of any statute limiting action by the Bank under this Agreement or relating to the Obligations, as of the date of recovery from the Bank. As used in this section, if Pledgor and Borrower are not the same person or entity, then any reference to "Pledgor" shall be deemed to include a reference to "Borrower".

         h. "PLEDGOR" means each of the persons or entities identified above as Pledgor in any capacity, and each legal representative, successor or assign of any thereof.

2.       SECURITY INTEREST.

         a. GRANT OF SECURITY INTEREST. As security for payment and performance of the Obligations, Pledgor grants a security interest in, and assigns, pledges and hypothecates to the Bank all of its rights, title and interest in and to the Collateral, whether now or hereafter acquired or existing and wheresoever located.

         b. CONTINUING AND UNCONDITIONAL PLEDGE. This Agreement is absolute and unconditional and shall continue, notwithstanding any interim payment in full of the Obligations, until released in writing by the Bank.

         c. CONTROL AGREEMENT. If any of the Collateral is, or is maintained in, a Brokerage Account or with an Institution, Pledgor agrees that it shall before, or at the same time as, it has executed and delivered this Agreement to the Bank, execute and deliver to the Bank, and cause any Institution at which the Brokerage Account is maintained or any of the Collateral is held to execute and deliver to the Bank, a Control Agreement. If the Institution refuses to execute a Control Agreement that is acceptable to the Bank in its sole discretion, Pledgor shall transfer the Collateral to a Brokerage Account maintained by M&T Securities, Inc. with National Financial Services Corporation or if the Collateral is in certificated form, cause the Collateral to be delivered to the Bank, duly endorsed in blank without restrictions and with all signatures guaranteed with medallion signature guaranty acceptable to the Bank and with all necessary transfer tax stamps affixed, if applicable. If any of the Collateral is held in a Brokerage Account with National Financial Services Corporation through M&T Securities, Inc., Pledgor authorizes and consents to such portion of the Collateral being subject to a Master Control Agreement between the Bank, National Financial Services Corporation, M&T Securities, Inc. and other Affiliates dated as of January 1, 1997, as such agreement may be amended, modified or replaced from time to time. Pledgor acknowledges that such Master Control Agreement provides, among other things, that the Bank has the ability and right to have such portion of the Collateral sold, transferred or otherwise disposed of without further action or consent by Pledgor.

         d. DELIVERY OF CERTIFICATED AND UNCERTIFICATED SECURITIES NOT IN BROKERAGE ACCOUNT. If the Collateral is not maintained in a Brokerage Account, then contemporaneously with the execution and delivery of this Agreement to the Bank, Pledgor shall:

                  i. Certificated Securities. If certificated securities, deliver such certificated securities to the Bank, duly endorsed in blank without restrictions and with all signatures guaranteed with medallion signature guaranty acceptable to the Bank and with all necessary transfer tax stamps affixed.

                  ii. Uncertificated Securities. If uncertificated securities, either (x) procure the issuance of security certificates to represent such uncertificated securities and endorse and deliver such certificates as required above; (y) cause the issuer thereof to register the Bank as the registered owner of such uncertificated securities; or (z) cause the issuer of the uncertificated securities to enter into a Control Agreement with the Bank and Pledgor.

3. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to the Bank that now and until this Agreement is terminated:

         a. ENFORCEABILITY. Pledgor, if an entity, (i) is duly organized, validly existing and in good standing under the law of the jurisdiction in which it was formed; (ii) is duly authorized to do business in each jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets; and (iii) has the power, authority and approvals necessary to own the Collateral and grant a security interest in the Collateral under this Agreement and execute and deliver this Agreement and each Control Agreement (if applicable). This Agreement and each Control Agreement (if applicable) have been duly executed and delivered by Pledgor, constitute valid and legally binding obligations of Pledgor and are enforceable in accordance with their respective terms against Pledgor.

         b. NO CONFLICTS. The execution, delivery and performance by Pledgor of this Agreement and each Control Agreement (if applicable), the grant of the security interest in the Collateral hereunder and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any statute, regulation or other law applicable to Pledgor; (ii) violate any judgment, order or award of any court, agency or other governmental authority or of any arbitrator applicable to Pledgor; (iii) if an entity, violate Pledgor's certificate of incorporation, by-laws, partnership agreement, operating agreement or other applicable governing documents; (iv) constitute a default under any agreement binding on Pledgor or result in a lien or encumbrance on any assets of Pledgor; or (v) violate any restriction on the transfer of any of the Collateral.

         c. NO CONSENTS. No consent, approval, license, permit or other authorization of any third-party (other than an Institution) or any governmental body or office is required for the valid and lawful execution and delivery of this Agreement and each Control Agreement, the creation and perfection of the Bank's security interest in the Collateral or the valid and lawful exercise by the Bank of the remedies available to it under this Agreement, any Control

                               (C) Manufacturers and Traders Trust Company, 2001

Agreement or applicable law or of the voting and other rights granted to the Bank in this Agreement or any Control Agreement except as may be required for the offer of sale of those items of the Collateral that are securities under applicable law.

         d. SOLE OWNER; NO OTHER LIEN. Pledgor is sole record and beneficial owner of the Collateral free and clear of all liens, security interests, pledges, encumbrances and adverse claims (other than those created under this Agreement), has the unrestricted right to grant the security interest granted under this Agreement and has granted to the Bank a valid security interest in the Collateral free of all liens, encumbrances and adverse claims. There are no restrictions applicable to the transfer of any of the Collateral, unless fully and accurately described in an exhibit to this Agreement. The Collateral is held or registered in Pledgor's legal name.

         e. BROKERAGE ACCOUNT. If any of the Collateral is, or is maintained in, a Brokerage Account, such Brokerage Account is a valid and legally binding obligation of the Institution with which such Brokerage Account is maintained, the securities entitlements credited thereto are valid and genuine and are enforceable in accordance with their terms and Pledgor has provided the Bank with a complete and accurate statement of the financial assets and money credited to such Brokerage Account as of the date hereof.

         f. CERTIFICATES GENUINE. If any of the Collateral is certificated securities, each certificate or other document evidencing such portion of the Collateral is genuine, has been duly authorized and validly issued by each of the respective Issuers, is in all respects what it purports to be and is enforceable in accordance with its terms.

         g. JUDGMENTS AND LITIGATION. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator that involves Pledgor or any of the Collateral and might have a material adverse effect upon, or threaten the validity of, this Agreement or any of the Collateral. Pledgor shall immediately notify the Bank upon acquiring knowledge of such an action.

         h. NAME, ADDRESS AND ORGANIZATIONAL INFORMATION. Pledgor's full legal name and its principal residence or its chief executive office (if a business) address, and its state of registration and organizational identification number (if any) are correctly set forth at the beginning of this Agreement.

         i. MUTUAL FUNDS HELD FOR 30 DAYS. If any of the Collateral consists of mutual fund shares or any other interest in a mutual fund, such shares or interest shall have been owned by Pledgor for more than thirty (30) days prior to the date of this Agreement.

4. COVENANTS. Pledgor hereby covenants and agrees with the Bank that now and until this Agreement is terminated Pledgor shall:

         a. DEFEND TITLE. Defend its title to the Collateral and the security interest of the Bank therein against the claims of any person claiming rights in the Collateral against or through Pledgor and maintain and preserve such security and its priority.

         b. COLLATERAL COVERAGE. Maintain the initial ratio of the principal amount of the Obligations to market value of the Collateral as of the date of this Agreement or, if Schedule A so provides, the minimum market value of the Collateral or the maximum Obligations-to-value ratio as stated on Schedule A; provided, however, the Bank reserves the right to increase any such ratio according to the Bank's determination of the quality of the Collateral. If the outstanding principal amount of the Obligations increases or the market value of the Collateral declines so that the initial ratio or the ratio or value set forth on Schedule A is not being met, Pledgor shall supply to the Bank additional collateral to be covered by this Agreement or prepay the Obligations as appropriate to effect the Obligations-to-value ratio required by the Bank or any applicable statute. Absent manifest error, the Bank's determination of the value or quality of the Collateral shall be deemed conclusive.

         c. NO TRANSFER. Neither sell, offer to sell nor otherwise transfer or encumber any of the Collateral and if any of the Collateral is, or is in, a Brokerage Account or subject to a Control Agreement, withdraw any money or property from such Brokerage Account or enter into a control agreement with any third-party relating to the foregoing. If any of the Collateral is, or is maintained in, a Brokerage Account, this provision shall not prohibit Pledgor from making trades in such Brokerage Account before the occurrence of an Event of Default provided that (i) the Bank has agreed in a writing (acceptable to the Bank in its sole discretion), signed by a duly authorized officer of the Bank and the Institution, that Pledgor is authorized to engage in such trading; (ii) the proceeds of such trades remain in the Brokerage Account; and (iii) the trades do not have a material adverse effect on the value of all or any part of the Collateral and are not otherwise inconsistent with the provisions of this Agreement or any Control Agreement.

         d. CONTROL AND CUSTOMER AGREEMENTS. If the Collateral is held in a Brokerage Account, neither attempt to modify or attempt to terminate any Control Agreement or the customer agreement with the Institution under which such Brokerage Account was established.

         e. LATER DELIVERIES. Pledgor shall promptly deliver or transfer to the Bank (with respect to any of the Collateral in the physical possession of the Bank) or to an Institution (with respect to any of the Collateral held by such Institution) for credit to the Brokerage Account and/or coverage by the Control Agreement with such Institution, such portion of the Collateral (including, without limitation, any certificate or instrument constituting or representing such portion of the Collateral and any replacement or related certificates or instruments, transaction statements, option contracts, warrants or related documents evidencing transactions or proceeds thereof) that Pledgor may obtain possession of after the date hereof, free and clear of all liens, encumbrances, transfer restrictions and adverse claims so that the Bank has a first priority interest in such portion of the Collateral. All such certificates, instruments and the like shall be duly endorsed in blank without restriction and with all signatures guaranteed with a medallion signature guaranty acceptable to the Bank. Until such delivery or transfer, Pledgor shall hold each such item in trust for the Bank.

         f. TAXES TO BE PAID. Pay when due every tax, assessment, fee and charge and file each report required by any taxing authority for Pledgor or its assets, including without limitation the Collateral.

         g. NOTICE OF CHANGES. Immediately notify the Bank of (i) any Event of Default; (ii) any event or condition that might have a material adverse effect upon Pledgor (or Borrower, if not same) the Institution, the value of the Collateral or the security interest of the Bank; or (iii) any encumbrance upon or claim asserted against any of the Collateral. Pledgor shall notify the Bank at least ninety (90) days in advance of any change in (i) the name, identity or structure of Pledgor (or Borrower, if not same) or (ii) the location of (A) any of the Collateral, (B) any record concerning any of the Collateral, or (C) Pledgor's (or Borrower's, if not same) state of registration, chief executive office or principal residence.

         h. MARK-TO-MARKET PROVISIONS. Cause the Bank to receive all information needed to enable the Bank to monitor the market value of the Collateral including, without limitation, if the Collateral is held by an Institution, to cause such Institution to send to the Bank a complete and accurate copy of each statement, confirmation, notice or other communication concerning any Brokerage Account that the Institution sends to Pledgor. All information furnished by Pledgor concerning the Collateral or otherwise in connection with this Agreement is or shall be at the time the same is furnished, accurate, correct and complete in all material respects.

                               (C) Manufacturers and Traders Trust Company, 2001

         i.       FURTHER ASSURANCES.

                  i. At Pledgor's expense, Pledgor shall do such further acts and execute and deliver to the Bank all such additional conveyances, financing statements, certificates, stock or bond powers, instruments, legal opinions and other assurances as the Bank may from time to time request or require to protect, assure or enforce its interests, rights and remedies under this Agreement. All endorsements must be in blank without restriction and with all signatures guaranteed with a medallion signature guaranty acceptable to the Bank.

                  ii. Pledgor will promptly deliver to the Bank (with respect to any of the Collateral in the physical possession of the Bank) or to an Institution (with respect to any of the Collateral held by such Institution), all endorsements and instruments that could be necessary or convenient to transfer any financial asset in the physical possession of the Bank or an Institution, that are registered in the name of, payable to the order of or specially endorsed to Pledgor, to such Institution or one of their respective nominees.

5.       POWER OF ATTORNEY, IRREVOCABLE PROXY.

         a. Pledgor irrevocably and unconditionally appoints the Bank as its attorney-in-fact with full power to perform in the name of Pledgor each of Pledgor's obligations under this Agreement or any Control Agreement and take any action or execute any instrument that the Bank deems necessary or convenient for such purpose including, without limitation, the power to endorse or execute and deliver all stock or bond powers, pledges, instruments of assignment, certificates, orders for transfer, financing statements, releases and other writings relating to any of the Collateral in the Bank's or Pledgor's name. Such power of attorney is coupled with an interest in favor of the Bank, and shall not be terminated or otherwise affected by the death, bankruptcy, disability or incompetence of Pledgor or by lapse of time. The Bank may receive and open any mail addressed to Pledgor, retain any enclosure constituting or relating to any of the Collateral, and take any other action deemed necessary in the Bank's sole discretion to perfect or protect the Bank's interests pursuant to this Agreement or any Control Agreement. Pledgor acknowledges (both prospectively and retroactively) the Bank also has the right to file in any public office financing statements, and any continuations and amendments thereof, regarding any of the Collateral without the signature of Pledgor. A photocopy or other reproduction of this Agreement or any financing statement relating to any of the Collateral shall be sufficient as a financing statement. Pledgor hereby consents and agrees that the issuers of or obligors of the Collateral or any registrar or transfer agent or trustee for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the rights of the Bank to effect any transfer pursuant to this Agreement and the authority granted to the Bank herein, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor or any other person to any of such issuers, obligors, registrars, transfer agents and trustees.

         b. Pledgor irrevocably consents and appoints the Bank, whether or not any of the Collateral has been transferred into the name of the Bank or its nominee, as Pledgor's proxy with full power, in the same manner, to the same extent and with the same effect as if Pledgor were to do the same: (i) to attend all meetings of stockholders of the issuer of any financial asset which comprises the Collateral (the "Company") held from the date hereof and to vote such portion of the Collateral at such meeting in such manner as the Bank shall, in its sole discretion, deem appropriate, including, without limitation, in favor of the liquidation of the Company; (ii) to consent, in the sole discretion of the Bank, to any and all action by or with respect to the Company for which the consent of the stockholders of the Company is or may be necessary or appropriate; and (iii) without limitation, to do all things which Pledgor can or could do as a stockholder of the Company, giving to the Bank full power of substitution and revocation. Such proxy shall not be exercisable by the Bank and Pledgor alone shall have the foregoing powers (whether or not any of the Collateral has been transferred into the name of the Bank or its nominee) until the occurrence of an Event of Default; provided, however, Pledgor shall not exercise or, as the case may be, shall not refrain from exercising such rights if, in the Bank's judgment, such action would impair or otherwise have a material adverse effect on the value of the Collateral or would otherwise be inconsistent with this Agreement. The Bank, in its sole discretion, may elect to postpone having such proxy become exercisable notwithstanding the occurrence of any Event of Default which would otherwise cause such proxy to become exercisable. Such proxy shall terminate when this Agreement is no longer in full force and effect as hereinafter provided. Any expenses incurred with the exercise of any of the rights hereunder shall constitute part of the Obligations.

         c. Pledgor hereby revokes for the duration of this Agreement each power of attorney, authorization and proxy granted by Pledgor to any other person (other than any Institution acting as safekeeping agent, if any) with respect to the Collateral.

6. PLEDGOR'S WAIVERS. Neither Pledgor's obligations under this Agreement nor Bank's interest in the Collateral shall be released, impaired or affected in any way by (i) Pledgor's (or Borrower's, if not same) bankruptcy, reorganization or insolvency under any law or that of any other party, or any action of a trustee in any such proceeding; (ii) failure of any other party to perform its obligations to the Bank; or (iii) any other circumstance that might constitute a legal or equitable defense to Pledgor's (or Borrower's, if not same) obligations under this Agreement, including without limitation: (A) any new agreements or obligations of Pledgor (or Borrower, if not same) with or to the Bank, amendments, changes in rate of interest, extensions of time for payments, modifications, renewals or the existence of or waivers of default as to any existing or future agreements of Pledgor (or Borrower, if not same) or any other party with the Bank; (B) any adjustment, compromise or release of any of the Obligations by the Bank or any other party; the existence or nonexistence or order of any filings, exchanges, releases, impairment or sale of any security for the Obligations or any part thereof or the order in which payments and proceeds of collateral are applied; or acceptance by the Bank of any writing intended by any other party to create an accord and satisfaction with respect to any of the Obligations; (C) any delay in or failure to call for, take, hold, continue, collect, preserve or protect, replace, assign, sell, lease, exchange, convert or otherwise transfer or dispose of, perfect a security interest in, realize upon or enforce any security interest in any security for the Obligations or any part thereof, regardless of its value; (D) any exercise, delay in the exercise or waiver of, any failure to exercise, or any forbearance or other indulgence relating to, any right or remedy of the Bank against Pledgor (or Borrower, if not same) or other person or relating to the Obligations, any part thereof or any security for the Obligations; (E) any fictitiousness, incorrectness, invalidity or unenforceability, for any reason, of any instrument or other agreement, or act of commission or omission by the Bank or Pledgor (or Borrower, if not same); (F) any composition, extension, moratoria or other statutory relief granted to Pledgor (or Borrower, if not same); or (G) any interruption in the business relations between the Bank and Pledgor (or Borrower, if not same), or any dissolution or change in form of organization, name or ownership of Pledgor (or Borrower, if not same) or death or declaration of Pledgor or Borrower (if not same) if an individual as incompetent. Further, Pledgor (or Borrower, if not same) waives without notice each demand, presentment, protest and other act or thing upon which any of Pledgor's (or Borrower's, if not same) obligations or the Bank's rights or remedies pursuant to this Agreement or otherwise would or might be conditioned.

                               (C) Manufacturers and Traders Trust Company, 2001

7.       INCOME AND PROCEEDS OF THE COLLATERAL.

         a. CASH INCOME. Until the occurrence of an Event of Default, Pledgor shall receive all cash income and cash dividends that comprise the Income and Proceeds (except cash income or cash dividends paid or payable in respect of the total or partial liquidation or dissolution of an issuer) paid on the Collateral; provided, however, until actually paid, all rights to such cash income or cash dividends shall remain subject to the Bank's security interest granted hereunder. Any other Income and Proceeds shall be delivered to the Bank immediately upon receipt (but not later than the next business day), in the exact form received and without commingling with other property which may be received by, paid or delivered to Pledgor or for Pledgor's account, whether as an addition to, in discharge of, in substitution of, or in exchange of any of the Collateral.

         b. BOND COUPONS. If the Collateral consists of bonds with coupons, Pledgor authorizes the Bank to remove all coupons from such bonds when interest is due and send them for collection on Pledgor's behalf. The proceeds of such bonds will be applied as directed by Pledgor in writing. The Bank shall have no responsibility or liability for failure to process such coupons in a timely fashion. If any coupon is returned unpaid, the Bank may either debit any of Pledgor's deposit accounts with the Bank or reverse the loan credit, as appropriate, in the amount of each such coupon previously credited, plus the Bank expenses incurred in the attempted collection. If Pledgor's deposit accounts have insufficient funds to pay any or all such amounts, each such unpaid amount shall be added to the Obligations, and shall be secured by the Collateral.

         c. CASH INCOME AFTER EVENT OF DEFAULT. Upon the occurrence of an Event of Default, Pledgor shall not demand or receive any cash income or cash dividends with regard to the Collateral, and if Pledgor receives any such cash income or cash dividends, the same shall be held by Pledgor in trust for the Bank in the same medium in which received, shall not be commingled with any assets of Pledgor and shall be delivered to the Bank in the form received, properly endorsed to permit collection, not later than the next business day following the day of its receipt. The Bank may apply the net cash receipts from such income or cash dividends to payment of the Obligations or any part thereof, provided that the Bank shall account for and pay over to Pledgor any such income or interest remaining after payment in full of the Obligations.

         d. INCREASES AND PROFITS. Subject to 7(a) above, whether or not an Event of Default has occurred, Pledgor authorizes the Bank to receive Income and Proceeds on the Collateral and to hold the same as part of the Collateral and agrees to deliver the Income and Proceeds to the Bank immediately upon receipt (but not later than the next business day), in the exact form received and without commingling with other property which may be received by, paid or delivered to Pledgor or for Pledgor's account, whether as an addition to, in discharge of, in substitution of, or in exchange of any of the Collateral.

8.       ADDITIONAL DUTIES OF PLEDGOR AND RIGHTS OF THE BANK.

         a.       COMPLIANCE WITH SECURITIES LAWS.

                  i. Pledgor has not acquired or transferred any of the Collateral in any manner that would result in a violation of any applicable law, including without limitation federal and state securities laws. Upon the occurrence of an Event of Default, (x) Pledgor shall execute and deliver or file each form and other writing (including without limitation any application for exemption or notice of proposed sale pursuant to any securities laws) and take each other action that the Bank deems necessary or desirable to permit the sale or other disposition of any portion of the Collateral with or without registration, (y). Pledgor shall upon the request of the Bank cause the Collateral to be registered and take each other action including, without limitation, compliance with all applicable "blue sky" and other securities laws and regulations to permit transfer or registration of those items of the Collateral in each jurisdiction which the Bank shall select; and (z) Pledgor shall execute and deliver in form and substance satisfactory to the Bank its indemnity of each underwriter of such Security against all of its liabilities, costs and expenses in connection with the transfer, including attorneys' fees and disbursements.

                  ii. Pledgor acknowledges that compliance with the Securities Act of 1933, as amended, the rules and regulations thereunder (collectively, the "Act") may impose limitations on the right of the Bank to sell or otherwise dispose of securities included in the Collateral. For this reason, Pledgor hereby authorizes the Bank to sell any securities included in the Collateral in such manner and to such person as would, in the sole discretion of the Bank, help to ensure the prompt transfer or sale of such securities and shall not require any of such securities to be registered or qualified under any applicable securities law. Without limiting the generality of the foregoing, in any such event the Bank in its sole discretion may (i) proceed to make a private sale notwithstanding that a registration statement for the purpose of registering any of such securities could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of any of such securities; or (iv) require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (A) as to the financial sophistication and ability of any person permitted to bid or purchase at sale,
(B) as to the content of legends to be placed upon any certificates representing the securities sold in such sale, including restrictions on future transfer thereof, (C) as to the representations required to be made by each person bidding or purchasing at such sale relating to that person's access to financial information about Pledgor or any issuer of any of such securities, such person's intentions as to the holding of any of such securities so sold for investment, for its own account, and not with a view to the distribution thereof, and (D) as to such other matters as the Bank may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the UCC and other laws affecting the enforcement of creditors' rights under the Act and all applicable state securities laws. Pledgor understands that a sale under the above circumstances may yield a substantially lower price for such securities than would otherwise be obtainable if the same were registered and sold in the open market, and Pledgor shall not attempt to hold the Bank responsible for sale of any of such securities at an inadequate price even if the Bank accepts the first offer received or if only one potential purchaser appears or bids at any such sale. If the Bank shall sell any securities included in the Collateral at a sale, the Bank shall have the right to rely upon the advice and opinion of any qualified appraiser, investment banker or broker as to the commercially reasonable price obtainable on the sale thereof but shall not be obligated to obtain such advice or opinion. Pledgor acknowledges that, notwithstanding the legal availability of a private sale or a sale subject to restrictions of the character described above, the Bank may, in its sole discretion, elect to seek registration of any securities included in the Collateral under the Act (or any applicable state securities laws). Pledgor hereby assigns to the Bank any registration rights or similar rights Pledgor may have from time to time with respect to any securities included in the Collateral.

         b. SUBSTITUTION OF COLLATERAL. Prior to an Event of Default, Pledgor may request the Bank (and Bank will not unreasonably deny the request) in writing (i) to liquidate an item of the Collateral held by the Bank and use the Proceeds thereof to purchase substitute items of the Collateral, or (ii) to accept substitute Collateral in the same form, and with the same value, as the Collateral for which it replaces. If the Bank grants such request, the items purchased with the Proceeds shall constitute part of the Collateral without the need for any additional notice or action by the Bank or Pledgor.

         c. SUBSEQUENT CHANGES AFFECTING COLLATERAL. Pledgor acknowledges that it has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral including, but not limited to, conversions, subscriptions, exchanges, reorganizations, dividends, tender offers, mergers, consolidations, maturity of bonds or other financial assets and shareholder meetings. Pledgor agrees that the Bank has no

                               (C) Manufacturers and Traders Trust Company, 2001
responsibility to inform Pledgor of such matters or to take any action with respect thereto even if any of the Collateral has been registered in the name of the Bank or its agent or nominee.

         d. TAX REPORTING. All items of income, gain, expense and loss recognized in any Brokerage Account or any Collateral in the possession of the Bank shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Pledgor.

         e. RIGHT TO CURE. The Bank has the right, but not the obligation, to perform at Pledgor's expense any of Pledgor's obligations with respect to the Collateral under this Agreement. Further, at its option, the Bank may pay and discharge taxes, liens, securities interest or other encumbrances on or adverse claim against the Collateral and Pledgor agrees to reimburse the Bank for any payment made or any expenses incurred (including attorneys' fees) by the Bank pursuant to the foregoing.

9.       DEFAULT.

         a. REMEDIES UPON DEFAULT. At any time, and from time to time, after the occurrence or existence of any Event of Default the Bank may take one or more of the following remedies:

                  i. ACCELERATION. All of the Obligations then owing by Pledgor (or Borrower, if not same) to the Bank shall become immediately due and payable, at the sole discretion of the Bank and without any notice, demand, presentment or protest of any kind. Nothing in this subsection shall render any portion of the Obligations which is payable on demand to be payable otherwise than on demand or shall in any other way affect any right or remedy of the Bank with respect to the Obligations or the Collateral.

                  ii.      SALE OF COLLATERAL.

                           (1)      The Bank may, in its sole discretion,
transfer and realize upon its interest in any portion of the Collateral by public or private sale or otherwise, without notice to Pledgor including, without limitation, (i) deliver a notice under any Control Agreement to an Institution for the sale or other disposition of the financial assets in a Brokerage Account, (ii) remove any financial asset in a Brokerage Account and register such asset in the Bank's name or the name of the Bank's Institution or nominee or any other nominee; (iii) exchange certificates representing any of the Collateral for certificates of larger or smaller denominations; (iv) collect, including by legal action, any notes, checks or other instruments for the payment of money included in the Collateral and compromise or settle with any obligor of any such instrument.

                           (2)      If notice of the time and place of any
public sale of any of the Collateral or the time after which any private sale or other intended disposition thereof is required by the UCC, Pledgor acknowledges that five (5) days advance notice shall constitute reasonable notice. The Bank shall not be obligated to make any sale of any of the Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcing at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                           (3)      If, under the UCC, the Bank may purchase any
portion of the Collateral, it may in payment of any part of the purchase price thereof, cancel any part of the Obligations.

                           (4)      If any portion of the Collateral is sold on
credit or for future delivery, it need not be retained by the Bank until the purchase price is paid and the Bank shall incur no liability if the purchaser fails to take up or pay for such portion of the Collateral. In case of any such failure, such portion of the Collateral may be sold again.

                           (5)      Pledgor shall execute and deliver to the
purchasers of any portion of the Collateral all instruments and other documents necessary or proper to sell, convey and transfer title to such portion of the Collateral and, if approval of any sale of such portion of the Collateral by any governmental body or officer is required, Pledgor shall prepare or cooperate fully in the preparation of and cause to be filed with such governmental body or officer all necessary or proper applications, reports, registration statements and forms and do all other things necessary or proper to expeditiously obtain such approval.

                  iii. SET-OFF. The Bank shall have the right but not the obligation to set off against the Obligations any amount owing by the Bank or any of its Affiliates in any capacity to any Pledgor in any capacity. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

                  iv. TERMINATION OF COMMITMENTS. Any commitment of the Bank to grant any financial accommodation to Pledgor (or Borrower, if not same) shall terminate.

         b. APPLICATION OF PROCEEDS. Any cash held by the Bank as part of the Collateral and all cash Proceeds of any sale of, collection from or other realization upon any portion of the Collateral may, in the sole discretion of the Bank, be held by the Bank as collateral for, or then or at any time be applied, after payment of the Bank's Costs (defined below), in whole or in part against, the Obligations or any part thereof in such order as the Bank may elect, in its sole discretion. Any surplus of such cash or cash Proceeds held by the Bank and remaining after the Bank's Costs and the Obligations have been indefeasibly paid in full shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.

         c. CONSENT TO CHANGE COLLATERAL TO BOOK-ENTRY OR UNCERTIFICATED FORM. Pledgor authorizes the Bank and each Institution to take, at Pledgor's expense, all steps necessary to change to appropriate form each certificated item of the Collateral which is eligible for safekeeping in uncertificated form, to be maintained in a Brokerage Account subject to a Control Agreement (if held with an Institution) or to be held by the Bank (subject to the delivery requirements in Section 2(d) hereof). Pledgor understands that there may be some delay and expense in release of uncertificated items of the Collateral if Pledgor requires its reissue in certificated form and that change to book-entry form for U.S. Treasury securities may not be reversible.

         d. REGISTERED HOLDER OF COLLATERAL. Pledgor authorizes the Bank to transfer any of the Collateral into its own name or that of its nominee so that the Bank or its nominee may appear on record as the sole owner thereof; provided, however, notwithstanding such a transfer, the Bank shall refrain from exercising its rights under Section 9 until the occurrence of an Event of Default.

10. STANDARD OF CARE. Other than the exercise of reasonable care in the custody of the Collateral in the Bank's physical possession, the Bank shall have no responsibility or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto and shall have no

                               (C) Manufacturers and Traders Trust Company, 2001
liability to Pledgor (or Borrower, if not same) arising from any failure or delay by the Bank. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any portion of the Collateral which is in its possession if the Bank affords such portion of the Collateral treatment substantially equal to the treatment that the Bank accords its own assets of a similar nature; provided, however, that the Bank shall have no duty to sell or convert any of the Collateral whose market value is declining. In no event shall the Bank be obligated to (a) preserve any right or remedy of Pledgor against any party with respect to any of the Collateral; (b) ascertain any maturity, call, exchange, conversion, redemption, offer, tender or similar matter relating to any of the Collateral or provide notice of any such matter to Pledgor; or (c) provide to Pledgor any communication received by the Bank or its nominee. Pledgor acknowledges that Pledgor is not looking to the Bank to provide it with investment advice.

11.      COSTS AND EXPENSES; INDEMNITY.

         a. BANK COSTS. Pledgor agrees to pay on demand all costs and expenses incurred by the Bank in enforcing this Agreement, in realizing upon or protecting any of the Collateral (including preserving the value of any of the Collateral) and in enforcing and collecting any of the Obligations or any guaranty thereof, including, without limitation, if the Bank retains counsel for advice, suit, appeal, insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, or for any of the above purposes, the actual attorneys' fees incurred by the Bank (collectively "Bank Costs"). Payment of all Bank Costs is secured by the Collateral. Bank Costs shall accrue interest at the highest legal rate from the date of demand until payment is received by the Bank.

         b. INDEMNITY. Pledgor shall indemnify the Bank and its directors, officers and employees, agents and attorneys against, and hold them harmless from, all liabilities, costs or expenses, including attorneys' fees, incurred by any of them under the corporate or securities laws applicable to holding, registering or selling any of the Collateral, except for liability, costs or expenses arising out of the recklessness or willful misconduct of the Bank.

12.      MISCELLANEOUS.

         a. REMEDIES CUMULATIVE; NON-WAIVER. The Bank shall have all of the rights and remedies of a secured party under the UCC and other applicable law as well as those specified by agreement with Pledgor or Borrower. All rights and remedies of the Bank are cumulative, and no right or remedy shall be exclusive of any other right or remedy. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude full and timely exercise at any time of any right or remedy of the Bank without notice. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank.

         b. CONSTRUCTION. This Agreement and any agreement executed in connection herewith contains the entire agreement between the Bank and Pledgor with respect to the Collateral, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. Pledgor expressly disclaims any reliance on any oral representation of the Bank with respect to the subject matter of this Agreement or otherwise. No change in this Agreement shall be effective unless made in a writing duly executed by the Bank. This Agreement is a binding obligation enforceable against Pledgor and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If a court deems any provision invalid, the remainder of this Agreement shall remain in effect. Pledgor agrees that in any legal proceeding, a copy of this Agreement kept in the Bank's course of business may be admitted into evidence as an original. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural and "or" has the inclusive meaning represented by the phrase "and/or". Section headings are for convenience only. Neuter pronouns shall be construed as masculine or feminine, and singular forms as plural, as appropriate.

         c. GUARANTY OF OBLIGATIONS. Solely to the extent required by applicable law to make the Collateral available for payment of the Obligations, Pledgor guarantees the payment of the Obligations, without set-off, counterclaim or other deduction and without limitation as to amount.

         d. WAIVER OF SUBROGATION. Pledgor hereby waives any claim, right or remedy which Pledgor may now have or hereafter acquire against Borrower that arises hereunder or from the performance by Pledgor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, indemnification, contribution or participation in any claim, right or remedy of the Bank against Borrower or any security which the Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

         e. NOTICES. Unless specified otherwise hereunder, any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Pledgor (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Pledgor and the Bank.

         f. JOINT AND SEVERAL LIABILITY. If there is more than one Pledgor, each of them shall be jointly and severally liable pursuant to this Agreement and the term "Pledgor" shall include each as well as all of them.

         g. GOVERNING LAW; JURISDICTION. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. Except as otherwise provided under federal law, this Agreement will be interpreted in accordance with the laws of the Commonwealth of Pennsylvania excluding its conflict of laws rules. PLEDGOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE COMMONWEALTH OF PENNSYLVANIA IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT PLEDGOR'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST PLEDGOR INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF PLEDGOR WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Pledgor acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Pledgor. Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

         h. WAIVER OF JURY TRIAL. PLEDGOR AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY PLEDGOR AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH

                               (C) Manufacturers and Traders Trust Company, 2001

THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO. PLEDGOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. PLEDGOR ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

13.      TIN CERTIFICATION. Under penalties of perjury, Pledgor certifies that:
(1) the taxpayer number set forth below is Pledgor's correct social security or employer identification number (or I am waiting for a number to be issued to me); and (2) Pledgor is not subject to backup withholding because (a) Pledgor is exempt from backup withholding; (b) Pledgor has not been notified by the Internal Revenue Service ("IRS") that it is subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified Pledgor that it is no longer subject to backup withholding. CERTIFICATION INSTRUCTIONS: PLEDGOR MUST CROSS OUT ITEM (2) IF IT HAS BEEN NOTIFIED BY THE IRS THAT PLEDGOR IS CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER-REPORTING INTEREST OR DIVIDENDS ON PLEDGOR'S TAX RETURN.

(Please check here[ ] only if you are subject to backup withholding.)

THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

Dated: October 23, 2003

SS#/TIN -------------------------                 PLEDGOR:

                      Keith E. Plowman                    M. Thomas Grumbacher
--------------------------------------------      ------------------------------
Witness Signature                                 M. Thomas Grumbacher
                      Keith E. Plowman
--------------------------------------------
Witness Name Printed

                                 ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA )
                             : SS.
COUNTY OF YORK               )

         On the 23rd day of October in the year 2003, before me, the undersigned, a Notary Public in and for said Commonwealth, personally appeared
M. Thomas Grumbacher, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                             -----------------------------------
                                                       Notary Public

                               (C) Manufacturers and Traders Trust Company, 2001

                                   SCHEDULE A
                                       TO
                              PLEDGE OF SECURITIES

                       OF M. THOMAS GRUMBACHER ("PLEDGOR")

                        DESCRIPTION OF PLEDGED SECURITIES

1.       MAXIMUM OBLIGATION TO VALUE: 40% OR MINIMUM MARKET VALUE: $
         _______________

2.       INITIAL MARKET VALUE: $ 25,493,207.25

3.       LIST OF COLLATERAL FOR INITIAL PLEDGE:

            [ ] See attached copy of account statement from Institution

            [X] See list below or on separate sheet

            (include: number of shares or face value, issue name, CUSIP number, maturity date)

         Bon Ton Stores, Inc., 1,788,997 shares with a face value of 17,889.97 in the name of M. Thomas Grumbacher.

IF COLLATERAL IS HELD BY AN INSTITUTION, ALSO COMPLETE THE FOLLOWING:

4.       INSTITUTION HOLDING COLLATERAL

          ______________________________________________________

          ______________________________________________________

         Attention: ____________________________________________

         Phone: ________________________________________________

5.       M&T COLLATERAL ACCOUNT NO. (AT INSTITUTION):

6.       BROKERAGE ACCOUNT TITLE:   M&T Collateral Account for ________________
                                                                  (Pledgor)

7.       STATEMENTS TO:             M&T Bank

                                    Attention: __________________________
                                                    (Loan Officer)

                                    _____________________________________

                                    _____________________________________

                               (C) Manufacturers and Traders Trust Company, 2001